UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  April 28, 2005

Riggs National Corporation

(Exact name of registrant as specified in its charter)

Delaware	0-9756	52-1217953
(State or other jurisdiction of	(Commission File	(IRS Employer
incorporation or organization)	Number)	Identification No.)

1503 Pennsylvania Avenue, N.W., Washington, D.C. 20005
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (202) 835-4309

Item 8.01. Other Events.

          On April 26, 2005, the Board of Governors of the Federal Reserve System approved the acquisition of Riggs National Corporation (“RNC”) by The PNC Financial Services Group, Inc. (“PNC”). On April 25, 2005, the Office of the Comptroller of the Currency approved the acquisition of substantially all the assets and liabilities of Riggs Bank N.A. by PNC Bank, National Association.

          The acquisition of RNC by PNC remains subject to customary closing conditions, including the approval of RNC’s shareholders and the receipt of exemptions from the Department of Labor and the Securities and Exchange Commission.

SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RIGGS NATIONAL CORPORATION

By:	/s/ Steven T. Tamburo

Steven T. Tamburo
Chief Financial Officer

Dated:  April 28, 2005